AGREEMENT TO EXTEND DUE DATE

This Agreement is entered into on the 18th day of July 2006 by and between Sunburst de Mexico, S.A. de C.V., a company incorporated pursuant to the laws of the United Mexican States (“Sunburst de Mexico”)   and Minera Rio Tinto, S.A. De C.V., a company incorporated pursuant to the laws of the United Mexican States (“MRT”).

WHEREAS, pursuant to an agreement entered into by the parties on August 18, 2005, Sunburst de Mexico is obligated to pay MRT $60,000 on August 2, 2006 as part of the payments required for the purchase of eight mineral concessions in the Guazaparez area of Mexico; and

WHEREAS, MRT has agreed to extend the due date for such payment by ninety days.

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.

MRT agrees to extend the due date for the payment on the Guazaparez concessions (with title numbers 209497, 212890, 226217, 211040, 223664, 213572, 220788, and 226884) by ninety days.

2.

Sunburst de Mexico will pay $60,000 to MRT on October 31, 2006.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first mentioned above.

Minera Rio Tinto, S. A. De C. V.

By: /s/ Mario Ayub

Sunburst de Mexico, S.A. de C.V.

By: /s/ Robert Knight